UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2017

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Monument Circle, Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)
317-261-8261
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Election of Directors

On March 28, 2017, the shareholders of IPALCO Enterprises, Inc. (the “Company”), through a unanimous written consent, elected Barry J. Bentley, Bradley Scott, and Fabian E. Souza as members of the Company’s Board of Directors (the “Board”), effective March 28, 2017.

Barry J. Bentley, age 51, is a Vice President of Customer Operations of the United States Strategic Business Unit (“US SBU”) of The AES Corporation (“AES”), which includes, among other companies, the Company and Indianapolis Power & Light Company (“IPL”), the Company’s principal operating subsidiary. Mr. Bentley also serves as a director of one of the Company’s shareholders, AES U.S. Investments, Inc., an indirect subsidiary of AES (“AES U.S. Investments”). Mr. Bentley brings extensive experience in energy company operations to the Board. Prior to assuming his current role, Mr. Bentley was the Senior Vice President of Customer Operations for IPL and was responsible for IPL’s transmission and distribution system, Customer Service, Strategic Accounts, and Supply Chain. He also was a Senior Investment Associate with the Company. Prior to joining AES, Mr. Bentley served as Principal with EnerTech Capital Partners, a venture capital firm in Wayne, Pennsylvania focused on early stage venture investments in energy and telecommunications. Mr. Bentley received a Bachelor of Science degree in Electrical Engineering from Purdue University in 1988 and has participated in executive education programs at the University of Michigan and the Darden School of Business. He is a member of the executive committee of the board of directors for the Indianapolis Symphony Orchestra and a member of the Indiana University Purdue University of Indianapolis (IUPUI) Dean’s Industry Advisory Council and serves on the executive committee of the board of directors of the Midwest Energy Association.

Bradley Scott, age 50, joined AES in 2003, and currently serves as Operations Director for the US Central Complex and the Senior Vice President of Power Supply for IPL. Mr. Scott brings over 27 years of experience in energy generation to the Board, and has held several other positions at AES, including Regional Director for PJM Interconnection, LLC (“PJM”), Plant Manager of IPL’s Petersburg Generating Station, Director of Plant Performance, and Plant Manager of AES Redondo Beach, AES Deepwater,

and AES Placerita. Mr. Scott also serves as an officer or director of other AES affiliates, including as a director of AES U.S. Investments. Mr. Scott received a Bachelor of Science degree in Mechanical Engineering from Rochester Institute of Technology.

Fabian E. Souza, age 46, joined AES in 2004, and currently serves as Vice President, Controller and Chief Accounting Officer of AES. Mr. Souza brings 25 years of accounting experience to the Board. Mr. Souza has held several positions at AES, including Vice President, Internal Audit and Advisory Services; Deputy Corporate Controller; Assistant Corporate Controller, Global Controllership; Controller, Global Utilities; and Regional Controller. Mr. Souza also serves as an officer or director of other AES affiliates, including as a director of AES U.S. Investments. Prior to joining AES, Mr. Souza held the position of Assistant Controller at Mobile Satellite Ventures, LP from 2003 to 2004. Prior to that, he served as Assistant Controller at Carey International Inc. and Divisional Controller at Diveo Broadband Networks, Inc. Mr. Souza began his career in public accounting with Arthur Andersen LLP in 1992 and was promoted to the position of Experienced Manager in 1998, serving both private and public audit clients. Mr. Souza received a Bachelor of Science degree in Accounting from Wake Forest University and is a Certified Public Accountant.

Renaud Faucher, Paul L. Freedman, Craig L. Jackson, Thomas M. O’Flynn, Olivier Renault, Richard A. Sturges, Margaret E. Tigre, and Kenneth J. Zagzebski will continue as members of the Board.

Members of the Board are nominated and elected in accordance with the terms of a Shareholders’ Agreement dated February 11, 2015 (the “Shareholders’ Agreement”) by and among the Company and its shareholders, AES U.S. Investments and CDP Infrastructure Fund GP (“CDPQ”), a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec. Pursuant to the Shareholders’ Agreement, AES U.S. Investments has the right to nominate 9 directors to the Board and CDPQ has the right to nominate 2 directors to the Board. The Shareholders’ Agreement also provides for certain minimum ownership thresholds below which CDPQ will be entitled to nominate only one director or no directors.

Currently, the Company does not separately compensate members of the Board for their service on the Board. As of the date of their appointment, none of the newly-appointed members of the Board has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K with respect to their positions as directors of the Company.

Departure and Appointment of Principal Officer

On March 23, 2017, the Company announced that Andrew J. Horrocks, a named executive officer of the Company as disclosed in the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 10-K/A”), accepted a position overseeing major construction projects at other AES U.S. companies, including AES’ Southland repowering projects in California and, effective

March 23, 2017, no longer serves as Chief Operating Officer of the US SBU, which includes the Company.

The Company also announced on March 23, 2017, that Mark E. Miller accepted the position of Chief Operating Officer of the US SBU, effective March 23, 2017. Mr. Miller, age 55, joined AES in June 1989 and has helped manage numerous AES generation and distribution businesses in the last 27 years in six international markets, including as the UK country manager from 2009-2014 where he was responsible for commercial operations and development efforts in the Irish electricity market and UK renewables sector.  Mr. Miller brings to the role substantial background in power plant operations across a range of technologies and energy sector commercial activities. His most recent role was East Complex Manager of the US SBU, where he was responsible for a portfolio of coal, wind, and energy storage assets operating in the PJM market.  Mr. Miller also serves as a director or officer of other AES affiliates.  Prior to joining AES, Mr. Miller served 10 years in the US Navy and is a graduate of the Naval Nuclear Program.

Mr. Miller participates in compensation plans and programs generally available to Company named executive officers, as described in the Company’s 2015 10-K/A. As of the date of his appointment, Mr. Miller has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

Date: March 29, 2017	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary